Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Manager and Member
CCO Holdings, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-251186) on Form S-3 of CCO Holdings, LLC of our report dated January 26, 2023, with respect to the consolidated financial statements of CCO Holdings, LLC.

(Signed) KPMG LLP

St. Louis, Missouri
January 26, 2023